NO DIVING

SUN COMMUNITIES, INC.

Press Release

FOURTH QUARTER 2015

NEWS RELEASE
February 23, 2016

Sun Communities, Inc. Reports 2015 Fourth Quarter Results and
Provides 2016 Guidance
Same Site NOI(2) Grows 8.8 Percent in Fourth Quarter and 9.1 Percent for Full Year

Southfield, Michigan, February 23, 2016 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing ("MH") and recreational vehicle ("RV") communities, today reported its fourth quarter results.

Highlights: Three Months Ended December 31, 2015

•
Funds from operations ("FFO")(1) excluding certain items grew 17.4 percent to $0.81 per diluted share and OP unit ("Share") compared to the prior year. Per Share results reflect the dilutive impact of capital markets and capital recycling activities of $0.04 per Share in the fourth quarter of 2015 and are detailed in the table below.

•	Same site Net Operating Income ("NOI")(2) increased by 8.8 percent as compared to the three months ended December 31, 2014.

•	New home sales more than doubled and pre-owned home sales grew by 26.4 percent as compared to the three months ended December 31, 2014, resulting in total home sales increasing by 33.7 percent.

•	Completed the sale of 13 communities in late November generating proceeds of $137.9 million.

•	Managed 2016 debt maturities by paying off $85.2 million in long-term debt, effectively reducing the 2016 debt maturity profile by 44.4 percent.

“2015 represented another significant year in Sun Communities’ ongoing growth and evolution. In addition to delivering NOI growth of more than 9 percent, we continued to upgrade our portfolio and enhance our geographic diversification as we integrated 38 high quality communities into our platform and disposed of 20 communities which no longer fit with our growth profile," said Gary A. Shiffman, Chairman and CEO. “Furthermore, we have a well-positioned balance sheet with the necessary flexibility and capacity to support additional growth. With meaningful embedded cash flow generating potential through occupancy and rate gains, along with site expansions and opportunistic acquisitions, we are encouraged by our prospects to build on our past successes.”

Sun Communities, Inc. 4th Quarter 2015                                 Page 2

Financial Highlights
(amounts in thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2015	2014	Change	% Change	2015	2014	Change	% Change
FFO per Share excluding certain items - fully diluted(1)	$0.81	$0.69	$0.12	17.4%	$3.63	$3.37	$0.26	7.7%
Impact of 13 community sale to FFO (1)	$0.01	$—	$—	100.0%	$0.01	$—	$—	100.0%
Impact of equity offering to FFO (1)	$0.03	$—	$—	100.0%	$0.04	$—	$—	100.0%
FFO per Share excluding certain items - fully diluted(1) adjusted for the above transactions	$0.85	$0.69	$0.16	23.2%	$3.68	$3.37	$0.31	9.2%
EBITDA (3)	$83,580	$59,691	$23,889	40.0%	$347,873	$239,912	$107,961	45.0%
Diluted Earnings Per Share	$1.56	$(0.28)	$1.84	657.1%	$2.52	$0.54	$1.98	366.7%

OPERATING HIGHLIGHTS:

Community Occupancy

Total portfolio occupancy increased to 95.0 percent at December 31, 2015 from 92.6 percent at December 31, 2014 from a combination of occupancy gains and the disposition of properties with higher vacancy. During the fourth quarter of 2015, revenue producing sites increased by 548 sites, as compared to 475 revenue producing sites gained in the fourth quarter of 2014.

Revenue producing sites increased by 1,905 for the year ended December 31, 2015 as compared to 1,890 revenue producing sites gained during the year ended December 31, 2014.

Same Site Results

For the 157 communities owned throughout 2015 and 2014, fourth quarter 2015 total revenues increased 7.4 percent and total expenses increased 4.1 percent, resulting in an increase in NOI(2) of 8.8 percent over the fourth quarter of 2014.

For the year ended December 31, 2015, total revenues increased 7.6 percent and total expenses increased 4.2 percent, resulting in an increase in NOI(2) of 9.1 percent over the year ended December 31, 2014.

Same site occupancy increased by 270 basis points during the year through the conversion of transient sites to annual/seasonal contracts, the lease up of expansion sites and the lease up of core manufactured housing sites.

Rent increases in the same site portfolio were 3.3 percent. Transient and other income also contributed approximately 170 basis points of revenue growth.

Sun Communities, Inc. 4th Quarter 2015                                 Page 3

Home Sales

The Company sold 82 new homes during the fourth quarter of 2015, representing an increase of 148.5 percent as compared to the same three month period in 2014. Total home sales were 738 for the fourth quarter as compared to 552 homes sold during the fourth quarter of 2014, a 33.7 percent increase.

During the year ended December 31, 2015, 2,483 homes were sold compared to the 1,966 homes sold during the same period in 2014, resulting in a 26.3 percent increase.

New home sales are at their highest level in over a decade. Pre-owned and broker home sales are the highest level the Company has ever achieved and the Company received over 47,000 applications to live in its communities, of which approximately 41,000 were in the same site portfolio. The strength of these metrics reinforces the Company's view for continued demand of manufactured housing in its communities.

Rental homes sales, which are included in total home sales, were 908 and 799 for the year ended December 31, 2015 and 2014, a 13.6 percent increase year over year. The percentage of occupancy represented by renters has decreased by 210 basis point from 15.6 percent to 13.5 percent.

Acquisitions (4)

Since March of 2015 the Company has acquired 12 communities (8 manufactured home communities and 4 recreational vehicle resorts) for approximately $400.0 million resulting in the addition of over 5,300 developed sites to the portfolio. These acquisitions are in addition to the second phase closing of the American Land Lease portfolio in January 2015, comprised of 38 communities.

Dispositions

As previously announced, in October 2015 the Company sold three manufactured home communities, associated homes and notes for $36.1 million. The properties were located in Indiana and contained approximately 1,250 developed sites.

On November 24, 2015, the Company completed the sale of 13 communities for proceeds totaling $137.9 million. The communities contained 3,252 sites and included three recreational vehicle resorts. The communities were located in Michigan (3), Texas (3), Indiana (2), New York (2), Kansas (1), Florida (1) and North Carolina (1). This sale qualifies as a 1031 Exchange and the Company intends to recycle proceeds into communities with significant NOI growth potential in locations that complement its core market strategy.

As a consequence of the Company’s acquisition and disposition activities, site exposure in the Southeast increased by 87.8% and the Company's Midwest presence decreased by 12.2%, when compared to the fourth quarter of 2014.

Sun Communities, Inc. 4th Quarter 2015                                 Page 4

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

As of December 31, 2015, the Company had approximately $2.3 billion of debt outstanding. The weighted average interest rate was 4.99 percent and the weighted average maturity was 8.4 years. The Company had $45.1 million of unrestricted cash on hand and $388.6 million available on its credit facility. Additionally, the Company had $126.3 million of restricted cash on the Balance Sheet as a result of the assets sold in November 2015. At year- end the Company’s net debt to trailing twelve month EBITDA(3) ratio was 6.6 times.

Debt Transactions

On December 31, 2015, the Company repaid an $85.2 million loan secured by eight communities and due to mature on July 1, 2016 carrying an interest rate of 5.32 percent. With the payment of this loan, the Company effectively reduced its 2016 debt maturities by 44.4 percent. Also, during the fourth quarter, the Company repaid a $3.8 million loan with an interest rate of 5.64 percent secured by one property.

The Company closed as scheduled on a $35.8 million loan in December 2015, which was the second closing of the previously announced $87.0 million mortgage debt secured by five communities at an interest rate of 4.06 percent for a term of 25 years. The first closing of $51.2 million was completed in the September 2015.

Capital Transaction

In November 2015, the Company raised net proceeds of approximately $233.1 million through the sale of 3,737,500 shares of common stock at a price of $65.00 per share. The Company used the proceeds of the offering to repay borrowings outstanding under the Company's revolving line of credit.

GUIDANCE 2016

The Company estimates full year 2016 FFO(1) per Share to be in the range of $3.72 to $3.79 and the first quarter 2016 to be in the range of $0.87 to $0.89 per Share. Guidance does not include prospective acquisitions or capital markets activity.

TOTAL PORTFOLIO

Sun Communities, Inc. 4th Quarter 2015                                 Page 5

	2016 Guidance	2015 Actual	% Change
Number of Communities	231	231
MH Revenues	$381.4 - $382.1	$372.1
RV Seasonal/Annual	50.3 - 50.5	46.4
RV Transient	46.2 - 46.7	39.0
Other Revenue	50.7 - 51.2	48.7
Income from property	528.6 - 530.5	506.2	4.4% - 4.8%
Real estate taxes	36.2 - 36.1	34.7
Property operating and maintenance	137.0 - 135.6	135.8
Total expenses	173.2 - 171.7	170.5	0.7% - 1.6%
Net operating income ("NOI") (2)	$355.4 - $358.8	$335.7	5.9% - 6.9%

	2016 Guidance	2015 Actual	% Change

Rental program, net	$22.8 - $23.0	$21.3	7.0% - 8.0%
Home sales gross profit	$21.6 - $21.7	$20.8	3.9% - 4.3%
Ancillary income, net	$6.7 - $6.8	$7.0	(2.9%) - (4.3%)
Interest, broker and other income	$21.7 - $21.8	$18.2	19.2% - 19.8%
Home selling expenses	$9.1 - $9.2	$7.5	21.3% - 22.7%
General and administrative expense	$53.2 - $53.7	$47.5	12.0% - 13.1%

Weighted average diluted shares (5)	63.0

Q1 FFO (1) per diluted Share	$0.87 - $0.89
2016 FFO(1)per diluted Share	$3.72 - $3.79	$3.63	2.5% - 4.4%

SUPPLEMENTARY INFORMATION:

	Q1	Q2	Q3	Q4
Seasonality of FFO(1)	23.5%	23.5%	29.0%	24.0%

2016
Number of new home sales	330 - 350
Number of pre-owned home sales	2,260 - 2,300
Increase in revenue producing sites	1,750 - 1,850
Weighted average rent increase	3.5%
Gross profit from Rental home sales included in Home sales gross profit above and removed from the calculation of FFO(1)	$10,556

Sun Communities, Inc. 4th Quarter 2015                                 Page 6

SAME SITE PORTFOLIO:

	2016 Guidance	2015 Actual	% Change
Number of Communities	219	219
MH Revenues	$355.1 - $355.9	$336.0
RV Seasonal/Annual	49.8 - 50.0	45.4
RV Transient	36.7 - 37.1	34.5
Other Revenue	24.4 - 24.9	23.6
Income from property (i)	466.0 - 467.9	$439.5	6.0% - 6.5%
Real estate taxes	33.7 - 33.6	31.7
Property operating and maintenance(i) (ii)	101.4 - 100.1	97.8
Total expenses	135.1 - 133.7	129.5	3.3% - 4.3%
Net operating income ("NOI") (2)	$330.9 - $334.2	$310.0	6.7% - 7.8%

(i) The foregoing table nets $24.8 million of utility revenue against the related utility expense in property operating and maintenance expense.

(ii)2015 Actual Property operating and maintenance expense excludes $2.3 million of first year expense for properties acquired in late 2014 and 2015 incurred to bring the properties up to Sun's operating standards.

The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. The estimates and assumptions are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

EARNINGS CONFERENCE CALL

Sun Communities, Inc. 4th Quarter 2015                                 Page 7

A conference call to discuss fourth quarter operating results will be held on Tuesday, February 23, 2016 at 11:00 A.M. (ET). To participate, call toll-free 888-359-3624. Callers outside the U.S. or Canada can access the call at 719-325-2144. A replay will be available following the call through March 8, 2016 and can be accessed toll-free by calling 888-203-1112 or by calling 719-457-0820. The Conference ID number for the call and the replay is 7302048. The conference call will be available live on Sun Communities' website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 231 communities comprising approximately 88,400 developed sites.

For more information about Sun Communities, Inc., please visit our website at www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Sun Communities, Inc. 4th Quarter 2015                                 Page 8

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company's control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in the Company's 2014 Annual Report on Form 10-K, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 4th Quarter 2015                                 Page 9

(1)
Funds from operations attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities ("FFO") is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net loss. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Net income (loss) includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

(3)	EBITDA is defined as NOI plus other income, plus (minus) equity earnings (loss) from affiliates, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

(4)	The consideration amounts presented with respect to acquired communities represent the economic transaction and do not contemplate the fair value purchase accounting required by GAAP.

(5) Includes Series A-1, A-3, A-4 and C preferred OP units as converted.

Sun Communities, Inc. 4th Quarter 2015                                 Page 10

Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31, 2015	December 31, 2014
ASSETS
Land	$451,340	$309,386
Land improvements and buildings	3,535,909	2,509,827
Rental homes and improvements	460,480	439,163
Furniture, fixtures, and equipment	102,746	81,586
Land held for future development	23,047	23,955
Investment property	4,573,522	3,363,917
Accumulated depreciation	(852,407)	(795,753)
Investment property, net (including $92,009 and $94,230 for consolidated variable interest entities at December 31, 2015 and December 31, 2014)	$3,721,115	$2,568,164
Cash and cash equivalents	45,086	83,459
Inventory of manufactured homes	14,828	8,860
Notes and other receivables, net	47,972	51,895
Collateralized receivables, net	139,768	122,962
Other assets, net	221,782	102,352
TOTAL ASSETS	$4,190,551	$2,937,692
LIABILITIES
Mortgage loans payable (including $64,082 and $65,849 for consolidated variable interest entities at December 31, 2015 and December 31, 2014)	$2,133,706	$1,656,740
Secured borrowings on collateralized receivables	140,440	123,650
Preferred OP units - mandatorily redeemable	45,903	45,903
Lines of credit	25,000	5,794
Distributions payable	41,265	35,084
Other liabilities (including $4,091 and $1,139 for consolidated variable interest entities at December 31, 2015 and December 31, 2014)	184,859	130,369
TOTAL LIABILITIES	$2,571,173	$1,997,540
Commitments and contingencies
Series A-4 preferred stock, $0.01 par value. Issued and outstanding: 2,067 shares at December 31, 2015 and 483 shares at December 31, 2014	$61,732	$13,610
Series A-4 preferred OP units	$21,065	$18,722
STOCKHOLDERS’ EQUITY
Series A preferred stock, $0.01 par value. Issued and outstanding: 3,400 shares at December 31, 2015 and December 31, 2014	$34	$34
Common stock, $0.01 par value. Authorized: 180,000 shares; Issued and outstanding: 58,395 shares at December 31, 2015 and 48,573 shares at December 31, 2014	584	486
Additional paid-in capital	2,319,314	1,741,154
Distributions in excess of accumulated earnings	(864,122)	(863,545)
Total Sun Communities, Inc. stockholders' equity	1,455,810	878,129
Noncontrolling interests:
Common and preferred OP units	82,538	30,107
Consolidated variable interest entities	(1,767)	(416)
Total noncontrolling interest	80,771	29,691
TOTAL STOCKHOLDERS’ EQUITY	1,536,581	907,820
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,190,551	$2,937,692

Sun Communities, Inc. 4th Quarter 2015                                 Page 11

Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
REVENUES
Income from real property	$123,172	$89,946	$506,078	$357,793
Revenue from home sales	25,169	15,105	79,728	53,954
Rental home revenue	11,756	10,249	46,236	39,213
Ancillary revenues	3,576	2,349	24,532	17,801
Interest	4,074	4,037	15,938	14,462
Brokerage commissions and other income, net	491	316	2,219	1,036
Total revenues	168,238	122,002	674,731	484,259
COSTS AND EXPENSES
Property operating and maintenance	33,360	24,721	135,797	101,134
Real estate taxes	8,683	6,089	34,714	24,181
Cost of home sales	19,296	11,084	58,941	40,556
Rental home operating and maintenance	6,841	6,574	24,956	23,270
Ancillary expenses	3,888	2,331	17,519	12,584
General and administrative - real property	9,184	8,591	40,235	31,769
General and administrative - home sales and rentals	3,406	2,921	14,696	10,853
Transaction costs	4,653	13,996	17,803	18,259
Depreciation and amortization	47,530	44,875	177,637	133,726
Asset impairment charge	—	—	—	837
Extinguishment of debt	—	—	2,800	—
Interest	28,066	19,622	107,659	73,771
Interest on mandatorily redeemable preferred OP units	790	793	3,219	3,210
Total expenses	165,697	141,597	635,976	474,150
Income before other gains (losses)	2,541	(19,595)	38,755	10,109
Gain on disposition of properties, net	98,430	3,138	125,376	17,654
Gain on settlement	—	4,452	—	4,452
Provision for state income taxes	71	(12)	(158)	(219)
Income tax expense - reduction of deferred tax asset	(1,000)	—	(1,000)	—
Distributions from affiliate	—	—	7,500	1,200
Net income (loss)	100,042	(12,017)	170,473	33,196
Less: Preferred return to Series A-1 preferred OP units	587	657	2,431	2,654
Less: Preferred return to Series A-3 preferred OP units	45	45	181	181
Less: Preferred return to Series A-4 preferred OP units	308	100	1,340	100
Less: Preferred return to Series C preferred OP units	341	—	1,021	—
Less: Amounts attributable to noncontrolling interests	6,922	(1,341)	10,054	1,752
Net income (loss) attributable to Sun Communities, Inc.	91,839	(11,478)	155,446	28,509
Less: Preferred stock distributions	2,440	1,591	13,793	6,133
Less: Preferred stock redemption costs	—	—	4,328	—
Net income (loss) attributable to Sun Communities, Inc. common stockholders	$89,399	$(13,069)	$137,325	$22,376
Weighted average common shares outstanding:
Basic	56,181	47,499	53,686	41,337
Diluted	57,639	47,499	53,702	41,805
Earnings per share:
Basic	$1.57	$(0.28)	$2.53	$0.54
Diluted	$1.56	$(0.28)	$2.52	$0.54

Sun Communities, Inc. 4th Quarter 2015                                 Page 12

Reconciliation of Net Income to FFO(1)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income attributable to Sun Communities, Inc. common stockholders	$89,399	$(13,070)	$137,325	$22,376
Adjustments:
Preferred return to Series A-1 preferred OP units	586	657	2,431	—
Preferred return to Series A-3 preferred OP units	45	45	181	181
Preferred return to Series A-4 preferred OP units	—	—	—	100
Amounts attributable to noncontrolling interests	6,941	(1,308)	9,644	1,086
Preferred distribution to Series A-4 preferred stock	—	76	—	76
Depreciation and amortization	47,801	44,482	178,048	134,252
Asset impairment charge	—	—	—	837
Gain on disposition of properties, net	(98,430)	(3,138)	(125,376)	(17,654)
Gain on disposition of assets, net	(3,060)	(2,043)	(10,125)	(6,705)
Funds from operations ("FFO") attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1)(6)	43,282	25,701	192,128	134,549
Adjustments:
Transaction costs	4,653	13,996	17,803	18,259
Distribution from affiliate	—	—	(7,500)	—
Gain on settlement	—	(4,452)	—	(4,452)
Preferred stock redemption costs	—	—	4,328	—
Extinguishment of debt	—	—	2,800	—
Income tax expense - reduction of deferred tax asset	1,000	—	1,000	—
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities excluding certain items (1)(6)	$48,935	$35,245	$210,559	$148,356

Weighted average common shares outstanding - basic:	56,181	47,499	53,686	41,337
Add:
Common stock issuable upon conversion of stock options	13	15	16	16
Restricted stock	423	304	411	237
Common OP units	2,863	2,250	2,803	2,114
Common stock issuable upon conversion of Series A-1 preferred OP units	947	1,060	988	—
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75	75	75
Common stock issuable upon conversion of Series A-4 preferred stock	—	—	—	28
Series A-4 Preferred Stock	—	215	—	215
Weighted average common shares outstanding - fully diluted	60,502	51,418	57,979	44,022

FFO(1) attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities per Share - fully diluted	$0.72	$0.50	$3.31	$3.06
FFO (1) attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities per Share excluding certain items - fully diluted	$0.81	$0.69	$3.63	$3.37
(6) The effect of certain anti-dilutive convertible securities is excluded from these items.

Sun Communities, Inc. 4th Quarter 2015                                 Page 13

Statement of Operations – Same Site
(in thousands except for Other Information)

	Three Months Ended December 31,				Year Ended December 31,
	2015	2014	Change	% Change	2015	2014	Change	% Change
REVENUES:
Income from real property	$76,730	$71,449	$5,281	7.4%	$312,117	$290,012	$22,105	7.6%

PROPERTY OPERATING EXPENSES:
Payroll and benefits	6,440	5,937	503	8.5%	26,108	24,609	1,499	6.1%
Legal, taxes, & insurance	1,116	1,106	10	0.9%	5,090	4,461	629	14.1%
Utilities	4,348	3,972	376	9.5%	18,349	17,513	836	4.8%
Supplies and repair	3,164	2,848	316	11.1%	11,986	11,433	553	4.8%
Other	1,939	2,375	(436)	(18.4)%	8,789	8,951	(162)	(1.8)%
Real estate taxes	5,074	4,982	92	1.8%	21,325	20,976	349	1.7%
Property operating expenses	22,081	21,220	861	4.1%	91,647	87,943	3,704	4.2%
NET OPERATING INCOME ("NOI")(2)	$54,649	$50,229	$4,420	8.8%	$220,470	$202,069	$18,401	9.1%

	As of December 31,
OTHER INFORMATION	2015	2014		Change	% Change
Number of properties	157	157		—	—%

Overall occupancy (7) (8)	95.9%	93.2%	(10)	2.7%

Sites available for development	5,229	6,003		(774)	(12.9)%

Monthly base rent per site - MH	$481	$465		$16	3.4%
Monthly base rent per site - RV (9)	$421	$409		$12	2.9%
Monthly base rent per site - Total (9)	$472	$457		$15	3.3%

(7) Includes manufactured housing and annual/seasonal recreational vehicle sites and excludes transient recreational vehicle sites.
(8) Occupancy % excludes recently completed but vacant expansion sites.
(9) Monthly base rent per site pertains to annual/seasonal RV sites and excludes transient RV sites.
(10) Occupancy reflects current year gains from expansion sites and the conversion of transient RV guests to annual/seasonal RV contracts as vacant in 2014.

Sun Communities, Inc. 4th Quarter 2015                                 Page 14

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended December 31,				Year Ended December 31,
	2015	2014	Change	% Change	2015	2014	Change	% Change
REVENUES:
Rental home revenue	$11,756	$10,249	$1,507	14.7%	$46,236	$39,213	$7,023	17.9%
Site rent included in Income from real property	15,512	14,130	1,382	9.8%	61,952	54,289	7,663	14.1%
Rental Program revenue	27,268	24,379	2,889	11.9%	108,188	93,502	14,686	15.7%

EXPENSES:
Commissions	775	708	67	9.5%	3,216	2,607	609	23.4%
Repairs and refurbishment	4,198	3,209	989	30.8%	12,326	11,068	1,258	11.4%
Taxes and insurance	973	1,351	(378)	(28.0)%	5,638	5,286	352	6.7%
Marketing and other	895	1,306	(411)	(31.5)%	3,776	4,309	(533)	(12.4)%
Rental Program operating and maintenance	6,841	6,574	267	4.1%	24,956	23,270	1,686	7.2%

NET OPERATING INCOME ("NOI") (2)	$20,427	$17,805	$2,622	14.7%	$83,232	$70,232	$13,000	18.5%

Occupied rental home information as of December 31, 2015 and 2014:
Number of occupied rentals, end of period*					10,685	10,973	(288)	(2.6)%
Investment in occupied rental homes, end of period					$448,837	$429,605	$19,232	4.5%
Number of sold rental homes*					908	799	109	13.6%
Weighted average monthly rental rate, end of period*					$858	$822	$36	4.4%

Sun Communities, Inc. 4th Quarter 2015                                 Page 15

Homes Sales Summary
(amounts in thousands except for *)

	Three Months Ended December 31,				Year Ended December 31,
	2015	2014	Change	% Change	2015	2014	Change	% Change
New home sales	$7,318	$2,639	$4,679	177.3%	$22,208	$9,464	$12,744	134.7%
Pre-owned home sales	17,851	12,466	5,385	43.2%	57,520	44,490	13,030	29.3%
Revenue from home sales	25,169	15,105	10,064	66.6%	79,728	53,954	25,774	47.8%

New home cost of sales	6,272	2,192	4,080	186.1%	18,620	7,977	10,643	133.4%
Pre-owned home cost of sales	13,024	8,892	4,132	46.5%	40,321	32,579	7,742	23.8%
Cost of home sales	19,296	11,084	8,212	74.1%	58,941	40,556	18,385	45.3%

NOI / Gross Profit (2)	$5,873	$4,021	$1,852	46.1%	$20,787	$13,398	$7,389	55.2%

Gross profit – new homes	$1,046	$447	$599	134.0%	$3,588	$1,487	$2,101	141.3%
Gross margin % – new homes	14.3%	16.9%	(2.6)%		16.2%	15.7%	0.5%
Average selling price - new homes*	$89,242	$79,984	$9,258	11.6%	$81,346	$83,750	$(2,404)	(2.9)%

Gross profit – pre-owned homes	$4,827	$3,574	$1,253	35.1%	$17,199	$11,911	$5,288	44.4%
Gross margin % – pre-owned homes	27.0%	28.7%	(1.7)%		29.9%	26.8%	3.1%
Average selling price - pre-owned homes*	$27,211	$24,018	$3,193	13.3%	$26,027	$24,010	$2,017	8.4%

Home sales volume:
New home sales*	82	33	49	148.5%	273	113	160	141.6%
Pre-owned home sales*	656	519	137	26.4%	2,210	1,853	357	19.3%
Total homes sold*	738	552	186	33.7%	2,483	1,966	517	26.3%

Sun Communities, Inc. 4th Quarter 2015                                 Page 16

Acquisition Summary - Properties Acquired in 2014 and 2015
(amounts in thousands except for statistical data)

	Three Months Ended December 31, 2015	Year Ended December 31, 2015
REVENUES:
Income from real property (excluding transient revenue)	$36,729	$138,997
Transient revenue	2,210	15,710
Revenue from home sales	6,472	21,296
Rental home revenue	711	2,819
Ancillary revenues	1,394	11,303
Total revenues	47,516	190,125
COSTS AND EXPENSES:
Property operating and maintenance	11,217	39,539
Real estate taxes	3,079	11,660
Cost of home sales	5,391	16,868
Rental home operating and maintenance	257	769
Ancillary expense	1,536	6,858
Total expenses	21,480	75,694

NET OPERATING INCOME ("NOI") (2)	$26,036	$114,431

		As of December 31, 2015
Other information:
Number of properties		74
Developed sites		27,380
Occupied sites (11)		22,628
Occupancy % (11)		93.0%
Monthly base rent per site - MH		$489
Monthly base rent per site - RV (9)		$432
Monthly base rent per site - Total (9)		$486

Home sales volume:
New homes		158
Pre-owned homes		430

Occupied rental home information:
Number of occupied rentals, end of period		538
Investment in occupied rental homes (in thousands)		$17,402
Weighted average monthly rental rate		$964
(9) Monthly base rent per site pertains to annual/seasonal recreational vehicle sites and excludes transient recreational vehicle sites.
(11) Includes manufactured housing and annual/seasonal recreational vehicle sites, and excludes transient recreational vehicle sites, which are included in total developed sites.

Sun Communities, Inc. 4th Quarter 2015                                 Page 17